Exhibit 99.1

News Release

Visit our website at: www.streamlinehealth.net

STREAMLINE HEALTH ANNOUNCES SUBSCRIPTION AGREEMENTS AND

RESTRICTED STOCK GRANTS

Cincinnati, Ohio – December 28, 2011 -- Streamline Health Solutions, Inc. (NasdaqCM: STRM) today announced that it had accepted subscription agreements from members of the Board of Directors of the Company and certain members of the Company’s senior management team to acquire an aggregate of $404,000 of the Company’s common stock at a price of $1.65 per share. The common stock will be issued pursuant to the Company’s existing shelf registration statement, which became effective on July 20, 2010.

Additionally, the Company announced that it would grant restricted stock on December 30, 2011 to certain members of the Company’s senior management team in lieu of annual cash bonuses. Robert E. Watson, president and chief executive officer, will receive 45,454 shares of restricted stock; Gary M. Winzenread, senior vice president and chief operating officer, will receive 18,181 shares of restricted stock; Richard D. Leach, senior vice president and chief marketing officer, will receive 15,151 shares of restricted stock; and Stephen H. Murdock, senior vice president and chief financial officer, will receive 13,636 shares of restricted stock. Two additional senior managers will receive a combined total of 20,605 restricted shares in lieu of cash.

“The Board of Directors and senior management team of Streamline Health continue to plan ahead for our company’s future growth,” said Robert E. Watson, president and chief executive officer of Streamline Health. “These subscription agreements and restricted stock grants in lieu of annual cash bonuses reflect the confidence they and I have in the direction our company is moving,”

About Streamline Health

Streamline Health provides leading-edge technology solutions that help healthcare provider organizations improve the quality of patient care, reduce operating expense, and optimize revenue. Our Software as a Service solutions simplify and facilitate improved patient access, transition paper-based content to electronic records, and provide increased transparency to key financial metrics. For more information please visit our website at www.streamlinehealth.net.

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995

Statements made by Streamline Health Solutions, Inc. that are not historical facts are forward-looking statements that are subject to risks and uncertainties and are no guarantee of future performance. The forward looking statements contained herein are subject to certain risks, uncertainties and important factors that could cause actual results to differ materially from those reflected in the forward-looking statements, included herein. These risks and uncertainties include, but are not limited to, the timing of contract negotiations and execution of contracts and the related timing of the revenue recognition related thereto, the potential cancellation of existing contracts or clients not completing projects included in the backlog, the impact of competitive products and pricing, product demand and market acceptance, new product development, key strategic alliances with vendors that resell the Company’s products, the ability of the Company to control costs, availability of products obtained from third party vendors, the healthcare regulatory environment, potential changes in legislation, regulation and government funding affecting the healthcare industry, healthcare information systems budgets, availability of healthcare information systems trained personnel for implementation of new systems, as well as maintenance of legacy systems, fluctuations in operating results, effects of critical accounting policies and judgments, changes in accounting policies or procedures as may be required by the Financial Accountings Standards Board or other similar entities, changes in economic, business and market conditions impacting the healthcare industry, the markets in which the Company operates and nationally, and the Company’s ability to maintain compliance with the terms of its credit facilities, and other risks detailed from time to time in the Streamline Health Solutions, Inc. filings with the U. S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward looking statements, which reflect management’s analysis only as of the date hereof. The Company undertakes no obligation to publicly release the results of any revision to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Company Contact:	Investor Contact:

Streamline Health Solutions	BPC Financial Marketing

Erica Ryan	John Baldissera

Director of Marketing Communications	(800) 368-1217

(513) 794-7100

erica.ryan@streamlinehealth.net

CONTACT: Erica Ryan, Director of Marketing Communications of Streamline Health Solutions, Inc., +1-513-794-7100, erica.ryan@streamlinehealth.net; or Investors, John Baldissera of BPC Financial Marketing, +1-800-368-1217 for Streamline Health Solutions, Inc.